December 27, 2001


John Hancock Series Trust
101 Huntington Avenue
Boston, MA 02199

RE:               John Hancock Series Trust (the "Trust") on behalf of:
                    John Hancock Focused Relative Value Fund
                    John Hancock Multi-Cap Growth Fund
                    John Hancock Real Estate Fund
                    John Hancock Technology Fund
                    John Hancock 500 Index Fund
                    John Hancock Small Cap Growth Fund (together the "Funds")
                  File Nos. 2-75807; 811-3392 (0000357238)
                  ---------------------------

Ladies and Gentlemen:

In connection with the filing of Post Effective Amendment No. 45 under the Securities Act of 1933, as amended, and Amendment No. 48 under the Investment Company Act of 1940, as amended, for John Hancock Series Trust (the "Trust") it is the opinion of the undersigned that the Trust's shares when sold will be legally issued, fully paid and nonassessable.

In connection with this opinion it should be noted that the Fund is an entity of the type generally known as a "Massachusetts business trust." The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts. Under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. However, the Trust's Declaration of Trust disclaims shareholder liability for obligations of the Trust and indemnifies the shareholders of a Fund, with this indemnification to be paid solely out of the assets of that Fund. Therefore, the shareholder's risk is limited to circumstances in which the assets of a Fund are insufficient to meet the obligations asserted against that Fund's assets.


                                         Sincerely,


                                         /s/Brian Langenfeld
                                         -------------------
                                         Brian Langenfeld
                                         Attorney and Assistant Secretary


S:n1a/legalopinion/485Afiling